SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20509

                              FORM 8-K

                           CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         December 15, 2003
                         -----------------
                          Date of Report
                (Date of Earliest Event Reported)

                     ALPINE AIR EXPRESS, INC.
                     ------------------------
     (Exact Name of Registrant as Specified in its Charter)

     Delaware                  000-27011                  33-0619518
     --------                  ---------                  ----------
(State or other juris-       (Commission File No.)        (IRS Employer
diction of incorporation)                                   I.D. No.)

                         1177 Alpine Air Way
                          Provo, Utah 84601
                          -----------------
             (Address of Principal Executive Offices)

                         (801) 373-1508
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                  Registrant's Telephone Number


Item 2.  Acquisition or Disposition of Assets.


     (a) On July 31, 2003, Alpine Air Express, Inc. (the "Company," "we," "our," "us" and words of similar import), through our wholly-owned subsidiary, Alpine Aviation, Inc., a Utah corporation ("Alpine Aviation"), entered into an Agreement for Sale and Purchase Aircraft (the "CLB Agreement") between Alpine Aviation as buyer and CLB Corporation ("CLB"), as seller. An Addendum to the CLB Agreement was executed by Alpine Aviation and CLB effective December 15, 2003, that provided for a closing date of the CLB Agreement at December 15, 2003, and that reflected the difference between the debt being assumed by Alpine Aviation from July 31, 2003, date of the ClB Agreement to the amount being assumed at the December 15, 2003, date of the Addendum. Copies of the CLB Agreement and Addendum are attached hereto and incorporated herein by reference. See Item 7.

     Pursuant to the CLB Agreement, Alpine Aviation acquired certain Beechcraft Model 99 aircraft which are described in Exhibit A to the CLB Agreement, a copy of which is attached hereto and incorporated herein by reference for the total purchase price of $9,900,000, such sum to be paid as follows:

          Purchase Price                           $9,900,000.00
          Less credit for debt assumption (1)     (   707,644.31)
          Less credit for CLB Maintenance Account
             Payable (1)                          (    88,389.69)
                                                  --------------
          BALANCE OF PURCHASE PRICE (2)            $9,103,966.00

     (1) The aircraft being purchased currently carry $707,644.31 in debt against them, with $88,389.69 due for maintenance of these aircrafts. Alpine Aviation is now assuming this debt according to the Addendum.

     (2) The balance of the purchase price is to be paid by the issuance of 1,000,000 shares of preferred stock of Alpine Aviation having a stated value of $9.1040 per share.

     Eugene R. Mallette, our principal stockholder, and one of our directors and our President, and who is also a director and an executive officer of Alpine Aviation, is a controlling shareholder of CLB.

     The consideration exchanged under the CLB Agreement was negotiated at "arms length," between Alpine Aviation and CLB, with the consent of the Board
of Directors, with Mr. Mallette abstaining.   The directors determined
that the purchase and sale was reasonable, under these circumstances, in their good faith judgment, and to the benefit of our Company and our stockholders.

     It is anticipated that Wells Fargo Securities, LLC, will provide a Fairness Opinion to the Company in respect of the CLB Agreement that will be filed as an exhibit to an amendment to this Current Report upon its receipt by us.

     (b) Alpine Aviation is a wholly-owned subsidiary of our Company that purchased aircraft from CLB.

     The following is a summary of certain general information about Alpine Aviation:

     Alpine Aviation was organized on October 7, 1975, in the State of Utah. It has been operated by the same management since 1986. Alpine
Aviation is an air cargo operator, transporting mail packages and other time-sensitive cargo between 14 cities in the western portion of the United States. It began its operations in the 1970's with the intent of being a regional charter and cargo carrier. After present management acquired control in 1986, it began to focus less on the charter or passenger services and more on the cargo aspects of the airline industry. Throughout most of the 1990's, Alpine Aviation has focused more and more on hauling mail for the United States Postal Service because of its favorable contracts, routes and payment practices. As a result of this focus, approximately 86% of its revenues now come from the United States Postal Service.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          The financial statements of CLB will be provided as an amendment to this Current Report on or before February 28, 2004.

     (b)  Pro Forma Financial Information.

          The pro forma financial statements of our Company and CLB, taking into account the completion of the CLB Agreement, will be provided as an amendment to this Current Report on or before February 28, 2004.

     (c)  Exhibits.

Exhibit
Number.                   Description
-------                   -----------

 10.1                    Agreement for Sale and Purchase of Aircraft
                            Exhibit A - Description of Aircraft
                            Exhibit B - Aircraft Valuations
                            Exhibit C - Breakdown of Purchase Price
                            Exhibit D - Articles of Amendment to the Articles
                                        of Incorporation of Alpine Aviation,
                                        Inc. Respecting Preferred Stock

 10.2 Addendum to Agreement for Sale and Purchase of Aircraft Revised Exhibit A - Description of Aircraft Revised Exhibit C - Breakdown of Purchase Price

     * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

Item 9.  Regulation FD Disclosure

     None; not applicable.

                             SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ALPINE AIR EXPRESS, INC.


Date: 12-30-03                   /s/ Max A. Hansen
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                                 Max A. Hansen
                                 Secretary